Exhibit 23.1


SF Partnership, LLP

Chartered Accountants


April 27, 2006

Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York
10022

Attention: Mr. Jay M. Kaplowitz, Esq.





                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2004 and December 31, 2005 and our auditors report dated March 13, 2006 appearing on the Form S-8 of m-Wise, Inc for registration of 2,818,182 Common stock.

                                Yours very truly,

                                /s/ SF Partnership, LLP